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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the registration statements (Nos. 333-65113, 333-84848, 333-96717, and 333-110553) on Forms S-8 of Cache, Inc. of our report dated March 10, 2008, relating to the consolidated financial statements and consolidated financial statement schedule of Cache, Inc. and subsidiaries and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Cache, Inc. and subsidiaries for the year ended December 29, 2007.

/s/ MAHONEY COHEN AND COMPANY, CPA, P.C.
 New York, New York
March 13, 2008

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM